Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of May 9, 2026, by and among (i) Onex Partners III LP, a Delaware limited partnership; (ii) Onex Partners III GP LP, a Delaware limited partnership; (iii) Onex Partners III PV LP, a Delaware limited partnership; (iv) Onex Partners III Select LP, a Delaware limited partnership; (v) Onex US Principals LP, a Delaware limited partnership; (vi) Onex Advisor Subco III LLC, a Delaware limited liability company; (vii) OPV Gem Aggregator LP, a Delaware limited partnership; (viii) Onex OP V Holdings Sarl, a private limited company incorporated under the laws of Luxembourg (collectively, the Persons in clauses (i) – (viii), the “Majority Stockholders”), (ix) Emma Buyer, LLC, a Delaware limited liability company (“Parent”), (x) Emma Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Purchaser Parties”), and Emerald Holding, Inc., a Delaware corporation (the “Company” and, together with the Purchaser Parties and the Majority Stockholders, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company.

WHEREAS, the Company Board has unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (c) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (d) recommended the adoption of the Merger Agreement by the Company Stockholders, subject to the terms and conditions of the Merger Agreement; and

WHEREAS, the Majority Stockholders are entering into this Agreement as an inducement for the Purchaser Parties to enter into the Merger Agreement and consummate the Merger and without the benefit of this Agreement, the Purchaser Parties would not enter into the Merger Agreement and consummate the Merger.

NOW, THEREFORE, in order to induce the Purchaser Parties to enter into the Merger Agreement and consummate the Merger and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Company Stockholder Written Consent; Voting Covenant.

(a) On the date hereof (and in any event within twelve (12) hours following the execution of the Merger Agreement), each Majority Stockholder shall duly execute and deliver to the Company in accordance with Section 228 of the DGCL and the Company’s certificate of incorporation and bylaws, the written consent of the stockholders of the Company constituting the Company Stockholder Written Consent in the form attached hereto as Exhibit A with respect to all shares of Common Stock held of record by such Majority Stockholder. Each Majority Stockholder irrevocably and unconditionally agrees that, once the Company Stockholder Written Consent is delivered, such Majority Stockholder shall not revoke, supersede or modify in any way the Company Stockholder Written Consent, or take any action which has the effect of the foregoing, unless and until this Agreement shall have been validly terminated in accordance with its terms.

(b) Each Majority Stockholder hereby agrees, from and after the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, that in connection with any vote required for the transactions contemplated by the Merger Agreement (x) in any action by written consent of the stockholders of the Company submitted to such Majority Stockholder, such Majority Stockholder shall, to the fullest extent that such Majority Stockholder is entitled to vote thereon with respect to its shares of Common Stock, duly execute and deliver such written consent with respect to such shares before any deadline reasonably requested by the Company and (y) at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, such Majority Stockholder shall, to the fullest extent that such Majority Stockholder is entitled to vote thereon with respect to its shares of Common Stock, cause such shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such shares at such meeting (or adjournment or postponement thereof), no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof), in each case of the foregoing (x) and (y), as follows, following the delivery of the Company Stockholder Written Consent:

(i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement;

(ii) against any Acquisition Proposal, if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement; and

(iii) against any action or agreement that would reasonably be expected to prevent, interfere with, or impair the consummation of the Merger.

2. Dissenters’ Rights; Certain Actions. Each of the Majority Stockholders hereby irrevocably and unconditionally waives any dissenters’ rights or appraisal rights pursuant to Section 262 of the DGCL or any similar rights arising in connection with the Merger and each other transaction contemplated by the Merger Agreement with respect to all shares of Common Stock held by such Majority Stockholder.

3. No Transfers. Prior to the Closing, the Majority Stockholders shall not, directly or indirectly, (i) transfer (whether by merger, consolidation, division, operation of law or otherwise) any shares of Common Stock or any legal, economic or beneficial interest in any shares of Common Stock, (ii) deposit any shares of Common Stock into a voting trust, grant any proxies, enter into any voting agreement or voting trust or execute or provide any power-of-attorney with respect to any shares of Common Stock or (iii) agree (whether or not in writing) to do any of the foregoing, in each case without the prior written consent of Parent. Any action taken in contravention of this Section 3 shall be null and void ab initio. Notwithstanding the foregoing, for the avoidance of doubt, a change in the indirect ownership of a Majority Stockholder shall not be considered a “transfer” pursuant to this Section 3. Notwithstanding anything to the contrary in this Section 3, a Majority Stockholder may transfer any or all of the Common Stock to any of its Affiliates; provided, that, prior to and as a condition to the effectiveness of such transfer, such transferee shall have executed and delivered to Parent and the Company a counterpart of this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement.

4. Additional Shares. The Majority Stockholders shall promptly notify Parent of the number of shares of Common Stock, if any, as to which the Majority Stockholders or their Affiliates acquires record or beneficial ownership after the date hereof. Any shares of Common Stock as to which any Majority Stockholder or its Affiliates acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be shares of Common Stock owned by the Majority Stockholders or their Affiliates for all purposes hereunder. Each of the Majority Stockholders and its Affiliates hereby waives any appraisal rights arising in connection with the Merger with respect to any such shares of Common Stock and agrees that such shares of Common Stock shall be subject to the restrictions set forth in Section 3 hereof.

5. Other Obligations. Prior to the Closing, each Majority Stockholder agrees to (i) permit Parent and the Company to publish and disclose in any disclosure required to be made by applicable Law or in accordance with the terms of the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including in the Information Statement, such Majority Stockholder’s identity and ownership of its shares of Common Stock and the nature of the Majority Stockholder’s commitments, arrangements and understandings under this Agreement or relating to the Merger Agreement or the transactions contemplated by hereby and thereby, (ii) as promptly as practicable furnish to Parent and the Company any information relating to the Company and its Subsidiaries and such Majority Stockholder’s direct or indirect ownership of Common Stock that is reasonably available to it and that Parent or the Company may reasonably request to comply with applicable Law or in connection with filing the Information Statement, (iii) use reasonable best efforts to notify Parent and the Company of any legally required corrections with respect to any information supplied by it specifically for use in any such disclosure, if and to the extent that such Majority Stockholder becomes aware that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iv) reasonably cooperate with the reasonable requests of Parent and the Company in collecting such information needed for them to publish and disclose such information in the Information Statement (or any other filing made pursuant to applicable Law).

6. Confidential Information. From and after the date of this Agreement until the second (2nd) anniversary of the Closing Date, each of the Majority Stockholders agrees, and agrees to direct each of its Affiliates and its and their respective Representatives and their successors and assigns, to keep confidential and not use, disclose or make available to any other person all nonpublic information in their possession regarding the Company and/or its Subsidiaries (collectively, “Confidential Information”) other than in the period from the date of this Agreement until the Closing Date, in connection with the furtherance and consummation of the transactions contemplated by the Merger Agreement; provided, however, that such Persons and their respective Representatives shall not be required to maintain as confidential any Confidential Information (A) that was or becomes available to the public other than as a result of disclosure by such Person or any of its respective Representatives or breach of any confidentiality obligation owed by any other Person, (B) that becomes available to such Person or its Representatives from a source other than the Company or its Subsidiaries, provided that such source is not known by such Person to be bound by a confidentiality obligation to the Company, (C) that such Person is required to disclose with the SEC in connection with the Merger, (D) that is independently developed by a Majority Stockholder or any of its Representatives without use or reference to the Confidential Information or (E) that such Person is required to disclose pursuant to the terms of a valid Order or by Law or legal process or requested to disclose by any regulatory or self-regulatory authority or examiner with regulatory authority or oversight (including the SEC) over such Person (provided, that with respect to this clause (E), such Person shall (x) except to the extent prohibited by Law, prior to the disclosing of any Confidential Information, provide the Company (prior to the Closing) or Parent (from and after the Closing) with prompt notice of such requirement or request to disclose and provide reasonable assistance and cooperation with all efforts of the Company or Parent, as applicable, in obtaining a protective order or other remedy at the Company’s or Parent’s sole cost and expense and (y) disclose such Confidential Information only to the extent required and request confidential treatment thereof); provided, that notwithstanding the foregoing, no such notice or other action shall be required in connection with any disclosure made to any banking, financial, accounting, securities or similar supervisory authority exercising its routine supervisory or audit functions that does not target or name Parent, the Surviving Corporation or any of its Subsidiaries or the transactions contemplated by the Merger Agreement. Notwithstanding anything herein to the contrary, the Majority Stockholders may disclose Confidential Information (x) to the extent required in connection with the enforcement of or dispute relating to this Agreement, the Merger Agreement, or any ancillary documents as contemplated hereby and thereby, (y) to the appropriate Governmental Entity to the extent required in connection with its tax reporting obligations or another legitimate business purpose and (z) to any of the limited partners or equityholders of the Majority Stockholders or any funds managed by the Majority Stockholders or Onex Corporation, in each case in connection with fundraising, marketing, informational and reporting activities in the ordinary course of business and subject to customary confidentiality obligations, which are at least as restrictive as the confidentiality obligations set forth in this Section 6. Each of the Majority Stockholders agrees that any breach of this Section 6 by its Affiliates or its or their Representatives or their successors or assigns shall be deemed to be a breach of this Section 6 by such Majority Stockholder.

7. Non-Solicitation. From and after the date of this Agreement and until the two (2) year anniversary of the Closing Date, each Majority Stockholder agrees that it will not, and agrees not to cause each of its Affiliates and its and their respective employees, officers, directors, successors and assigns to, directly or indirectly, solicit, hire or engage, or attempt to solicit, hire or engage, any current management-level employee of the Company or any of its Subsidiaries; provided, however, that the foregoing restrictions in this sentence shall not apply to (i) general advertisements, executive searches, or recruitment efforts by a recruitment agency, in each case which are not specifically directed by the Majority Stockholders at any of the Company or their respective Subsidiaries or any of their respective employees or independent contractors and any hiring as a result thereof, or (ii) any person whose employment with the Surviving Corporation or any of its Subsidiaries ceased at least six (6) months prior to the date of such solicitation. Each of the Majority Stockholders further agrees it will not, directly or indirectly, direct or encourage any of its or its Representatives to take any action in contravention of this Section 7.

8. Material Considerations. The Majority Stockholders acknowledges that (i) the covenants of the Majority Stockholders set forth in this Agreement constitute a material consideration in and are integral to each Purchaser Party’s decision to enter into the Merger Agreement and the transactions contemplated thereby, (ii) irreparable harm may result to Parent and its Affiliates as a result of violation or breach by the Majority Stockholders of this Agreement and (iii) such covenants are reasonable and necessary to protect the Company’s proprietary rights, going business value and goodwill of the business of the Company. Each Majority Stockholder acknowledges and agrees that it shall be responsible for any breach of the terms of this Agreement by its Affiliates and its or their Representatives (as applicable to such Persons).

9. Enforcement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy (i) such restrictions shall be modified and/or reformed (in a negotiation between the Parties in good faith) such that they are valid and enforceable to the maximum possible extent permitted by applicable Law, and (ii) the Parties intend that such finding of invalidity or unenforceability shall have no impact or effect on any other provision of this Agreement.

10. Mutual Release.

(a) Effective as of the Closing, and intending to be legally bound, each Majority Stockholder, on its own behalf and on behalf of its controlled Affiliates heirs, executors, administrators, successors and assigns (each individually, a “Stockholder Releasor Party” and collectively, the “Stockholder Releasor Parties”), as applicable and to the extent legally possible, hereby completely releases, waives and forever discharges Parent, the Surviving Corporation and each of their respective Non-Recourse Parties (collectively, the “Parent Released Parties” and each individually a “Parent Released Party”), of and from any and all actions, causes of action, disputes, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands of every kind and nature, whether known or unknown, whether in contract or tort, in law or equity (collectively, “Causes of Action”), which the Stockholder Releasor Parties may have against any of the Parent Released

Parties, now or in the future, arising out of or related to the Merger Agreement and the documents contemplated thereby and the Company and its Subsidiaries, including the Majority Stockholder’s ownership of Common Stock and/or other equity interests of the Company (including any claims under the governing documents of the Company or any of its Subsidiaries), in each case to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing (collectively, the “Stockholder Released Claims”). To the extent permitted by applicable Law, each Majority Stockholder, on behalf of itself and each Stockholder Releasor Party, agrees and promises that it will not file any claim asserting any such liabilities or losses and, that if such a claim is brought on such Stockholder Releasor Party’s behalf or for such Stockholder Releasor Party’s benefit in or by any Governmental Entity, such Majority Stockholder, on behalf of itself and each Stockholder Releasor Party, hereby waives and agrees not to take any award or money or other damages as a result of such claim. No Stockholder Releasor Party shall aid or assist any other person in connection with the pursuit of any claim that could not be brought by such Stockholder Releasor Party hereunder, except as required by an Order or validly issued subpoena. The release in this Section 10(a) is for the benefit of the Parent Released Parties and shall be enforceable by any of them directly against the Majority Stockholders. Each Stockholder Releasor Party has been made aware of, and understand, the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Each Stockholder Releasor Party hereby waive all rights, benefits, and protections under California Civil Code Section 1542 and under any other state or federal statute or common law principle limiting the scope of a general release. Notwithstanding the foregoing, this release shall not be applicable to and shall not affect (and Stockholder Released Claims shall not include) (i) any rights of a Stockholder Releasor Party pursuant to this Agreement or the Merger Agreement, (ii) any rights to indemnification, advancement, exculpation, or insurance coverage to which any Stockholder Releasor Party is entitled pursuant to the governing documents of the Company or any of its Subsidiaries or any indemnification agreement in effect as of the date hereof, including the D&O Insurance, if applicable, or (iii) any right of any Stockholder Releasing Party under any Contracts or commercial arrangements unrelated to this Agreement or the transactions contemplated by this Agreement.

(b) Effective as of the Closing, and intending to be legally bound, each Purchaser Party, on its own behalf and on behalf of its controlled Affiliates, heirs, executors, administrators, successors and assigns (each individually, a “Purchaser Releasor Party” and collectively, the “Purchaser Releasor Parties”), as applicable and to the extent legally possible, hereby completely releases, waives and forever discharges the Majority Stockholders and each of their respective Non-Recourse Parties (collectively, the “Stockholder Released Parties”, and each individually a “Stockholder Released Party”), of and from any and all Causes of Action which the Purchaser Releasor Parties may have against any of the Stockholder Released Parties, now or in the future, arising out of or related to the Merger Agreement and the documents contemplated thereby and the Company and its Subsidiaries prior to the Closing, including the Majority Stockholder’s ownership of Common Stock and/or other equity interests of the Company (including any claims under the governing documents of the Company or any of its Subsidiaries), in each case to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing (collectively, the “Parent Released Claims”). To the extent permitted by applicable Law, each Purchaser Party, on behalf of itself and each Purchaser Releasor Party, agrees and promises that it will not file any claim asserting any such liabilities or losses and, that if such a claim is brought on such Purchaser Releasor Party’s behalf or for such Purchaser Releasor Party’s benefit in or by any Governmental Entity, such Purchaser Party, on behalf of itself and each Purchaser Releasor Party, hereby waives and agrees not to take any award or money or other damages as a result of such claim. No Purchaser Releasor Party shall aid or assist any other person in connection with the pursuit of any claim that could not be brought by such Purchaser Releasor Party hereunder, except as required by an Order or validly issued subpoena. The release in this Section 10(b) is for the benefit of the Stockholder Released Parties and shall be enforceable by any of them directly against the Purchaser Parties.

Each Purchaser Party has been made aware of, and understand, the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Each Purchaser Party hereby waive all rights, benefits, and protections under California Civil Code Section 1542 and under any other state or federal statute or common law principle limiting the scope of a general release. Notwithstanding the foregoing, this release shall not be applicable to and shall not affect (and Purchaser Released Claims shall not include), (i) any rights of a Purchaser Releasor Party pursuant to this Agreement or the Merger Agreement or (ii) any right of any Purchaser Releasing Party under any Contracts or commercial arrangements unrelated to this Agreement or the transactions contemplated by this Agreement.

11. Fiduciary Duties. Each Majority Stockholder is entering into this Agreement solely in such Majority Stockholder’s capacity as the owner of such Majority Stockholder’s Owned Common Stock, and no Majority Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or any of its Subsidiaries, or in any manner that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company or any of its Subsidiaries. Neither Parent nor the Company shall assert any claim that any action taken in any Person’s capacity as a director or officer of the Company or any of its Subsidiaries violates any provision of this Agreement.

12. Representations and Warranties.

(a) Each of the Parties represents and warrants, severally and not jointly, to the other Parties that (i) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation; (ii) it has all necessary power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by such Party has been duly and validly authorized by all necessary action on the part of such Party and (iv) this Agreement has been duly and validly executed and delivered by such Party and constitutes or will constitute, as applicable, a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Each of Majority Stockholders hereby represents and warrants to the Purchaser Parties that, as of the date hereof, (i) such Majority Stockholder: (A) owns sole beneficial and record ownership of the number of shares of Common Stock set forth opposite such Majority Stockholder’s name on Schedule I (with respect to each Majority Stockholder, their “Owned Common Stock”) hereto free and clear of any proxy, voting restriction, voting trust, adverse claim or other lien, other than transfer restrictions of general applicability (as may be provided under federal or state securities laws), (B) has the sole power to vote (or cause to be voted), the sole power to dispose of and good and valid title to all Owned Common Stock and (C) other than the Owned Common Stock, such Majority Stockholder does not own, beneficially or of record, any shares of Common Stock or other equity interests in the Company or any of its Subsidiaries; (ii) the information supplied by such Majority Stockholder for inclusion or incorporation by reference in the Information Statement or any other filing Parent or the Company is required by applicable Law to make in connection with the Merger will not, at the time that such filing is made with the SEC, to the knowledge of such Majority Stockholder, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) the Majority Stockholders, collectively, (A) hold a majority of the Common Stock outstanding as of the effective date of this Agreement and (B) will hold a majority of the Common Stock outstanding on the date the Company Stockholder Written Consent is executed.

13. Amendment; Termination. This Agreement (a) may only be amended, supplemented or changed by a written instrument signed by each of the Parties; and (b) shall automatically terminate without any further action upon the earlier to occur of (x) the valid termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and (y) the written agreement of all of the Parties, and in the event of such termination, none of the Parties will have any liability or obligation under this Agreement.

14. Entire Agreement. This Agreement (including the Exhibits hereto) and the Merger Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

15. Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made, directly or indirectly (by operation of law or otherwise), by (i) the Majority Stockholders without the prior written consent of Parent, other than in connection with a transfer made pursuant to and subject to the conditions set forth in the last sentence of Section 3, or (ii) any of the Purchaser Parties, without the prior written consent of the Majority Stockholders. Any attempted assignment without obtaining such required consent shall be null and void. Notwithstanding the foregoing, any Purchaser Party may assign this Agreement or any of the rights or obligations hereunder, without obtaining the Majority Stockholders’ prior written consent, on the same basis it may assign the Merger Agreement mutatis mutandis.

16. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof.

17. Other. Each of Sections 8.3 (Waiver; Extension), 8.4 (Counterparts; Delivery by Electronic Transmission), 8.5 (Governing Law and Venue; Waiver of Jury Trial), 8.6 (Notices) (with the applicable notice addresses set forth on Schedule I hereto), and 8.17 (Recourse) of the Merger Agreement is incorporated herein by reference mutatis mutandis; it being understood that all notices to the Majority Stockholders hereunder shall be delivered to the address set forth in Schedule I hereof.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

ONEX PARTNERS III LP

By: Onex Partners III GP LP, its general partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Managing Director

ONEX PARTNERS III GP LP

By: Onex Partners GP Inc., its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Vice President

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Vice President

[Signature Page to Support Agreement]

ONEX PARTNERS III PV LP

By: Onex Partners III GP LP, its general partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Managing Director

ONEX PARTNERS III SELECT LP

By: Onex Partners III GP LP, its general partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Managing Director

[Signature Page to Support Agreement]

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Director

ONEX ADVISOR SUBCO III LLC

By: /s/ Joel Greenberg
Name: Joel Greenberg
Title: Director

By: /s/ Marci Settle
Name: Marci Settle
Title: Director

OPV GEM AGGREGATOR LP

By: Onex Partners V GP Limited, its general partner

By: /s/ Kosty Gilis
Name: Kosty Gilis
Title: Authorized Person

ONEX OP V HOLDINGS SARL

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Type A Manager

By: /s/ Sascha Groll
Name: Sascha Groll
Title: Type B Manager

[Signature Page to Support Agreement]

EMERALD HOLDING, INC.

By: /s/ Hervé Sedky
Name: Hervé Sedky
Title: President & Chief Executive Officer

[Signature Page to Support Agreement]

EMMA BUYER, LLC

By:	/s/ Daniel Borkenstein
Name: Daniel Borkenstein
Title: Treasurer & Secretary

EMMA MERGER SUB, INC.

By:	/s/ Daniel Borkenstein
Name: Daniel Borkenstein
Title: Treasurer & Secretary

[Signature Page to Support Agreement]

Schedule I

Majority Stockholder		Owned Common Stock (# of shares)

Name: Address: Attention:	Onex Partners III LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	33,135,329
Name: Address: Attention:	Onex Partners III GP LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	1,377,397
Name: Address: Attention:	Onex Partners III PV LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	420,116
Name: Address: Attention:	Onex Partners III Select LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	106,562
Name: Address: Attention:	Onex US Principals LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	423,159
Name: Address: Attention:	Onex Advisor Subco III LLC 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	470,583
Name: Address: Attention:	OPV Gem Aggregator LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	137,461,868
Name: Address: Attention:	Onex OP V Holdings Sarl 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	11,125,186